EXHIBIT 7.09

JOINDER AND CONSENT AGREEMENT TO SHAREHOLDERS AGREEMENT

JOINDER AND CONSENT AGREEMENT dated as of March 25, 2008, by and among Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. (collectively, the “THL Parties”), GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., and GSMP V Institutional US, Ltd. (collectively, the “GS Parties”) and The Goldman Sachs Group, Inc. (the “New Unitholder”) (the “Agreement”).  Capitalized terms used but not defined herein have the meaning ascribed to them in the Shareholders Agreement.

BACKGROUND

WHEREAS, the THL Parties and the GS Parties are parties to an Amended and Restated Shareholders Agreement, dated March 17, 2008, (the “Shareholders Agreement”) setting forth the parties’ agreement with respect to certain rights and obligations associated with ownership of Securities of MoneyGram International, Inc. (the “Company”);

WHEREAS, the New Unitholder may be joined as party to the Shareholders Agreement pursuant to Section 5.10 of the Shareholders Agreement, which requires the written consent of the other parties to the Shareholders Agreement;

WHEREAS, the New Unitholder has acquired from the Company 7,500 shares of the Company’s Series B-1 Participating Convertible Preferred Stock resulting in the ownership of such Securities of the Company by the GS Parties and the New Unitholder as set forth on Schedule A hereto;

WHEREAS, the THL Parties and the GS Parties wish the New Unitholder to be bound and the New Unitholder desires to be bound by and enjoy the benefits of the Shareholders Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.           The New Unitholder acknowledges receipt of a copy of the Shareholders Agreement and, after review and examination thereof, agrees to be bound by the restrictions and agreements contained therein.

2.           The THL Parties and the GS Parties hereby (a) accept the undersigned New Unitholder to be bound by the Shareholders Agreement and (b) consent, in accordance with Section 5.10 of the Shareholders Agreement, that the New Unitholder shall have all such rights provided under the Shareholders Agreement to a “Shareholder”, as defined therein.

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

3.           Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.           Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

5.           Consents.  Other than any consents which have already been obtained, and the consent hereby obtained through this Agreement, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

GENERAL PROVISIONS

6.           This agreement and any related dispute shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals, as applicable, as of the day and year first above written.  This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

THL PARTIES

THOMAS H. LEE EQUITY FUND VI, L.P.

By: THL EQUITY ADVISORS VI, LLC,
its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
its sole member
By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Seth Lawry
Name: Seth Lawry
Title: Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.

By: THL EQUITY ADVISORS VI, LLC,
its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
its sole member
By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Seth Lawry
Name: Seth Lawry
Title: Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

By: THL EQUITY ADVISORS VI, LLC,
its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
its sole member
By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Seth Lawry
Name: Seth Lawry
Title: Managing Director

GS PARTIES

GS CAPITAL PARTNERS VI FUND, L.P.
By: GSCP VI Advisors, L.L.C.
its General Partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Managing Director and Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By: GSCP VI Offshore Advisors, L.L.C.
its General Partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Managing Director and Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG
By: GS Advisors VI, L.L.C.
its Managing Limited Partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Managing Director and Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.
By: GS Advisors VI, L.L.C.
its General Partner

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Managing Director and Vice President

GSMP V ONSHORE US, LTD.

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Managing Director and Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Managing Director and Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Managing Director and Vice President

NEW UNITHOLDER

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Attorney-in-Fact